THIS CONVERTIBLE PROMISSORY NOTE (THE “NOTE”) AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE OR THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE UNDER SAID ACT, OR ANY OTHER VALID EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR AN OPINION OF COUNSEL OF THE BORROWER (AS DEFINED HEREIN) THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

COCONNECT, INC.

CONVERTIBLE PROMISSORY NOTE

Principal Amount: $16,860	Issuance Date: November 17, 2010

Interest Rate: 5%	Maturity Date: May 17, 2011

WHEREAS, prior to the Issuance Date, Brad M. Bingham, Esq. as an individual1 (the “Holder”) has advanced a total of $6,860.00 on behalf of CoConnect, Inc., a Nevada corporation (the “Borrower”) for general corporate expenses, with such amount maintained on the Borrower’s books and records and disclosed in its public company filings with the United States Securities and Exchange Commission. The Holder and the Borrower may hereinafter be referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Borrower is in need of additional financing to cover expenses related to its public company filings, auditor reviews and legal expenses in connection with a recent complaint filed against the Borrower and has approached the Holder and requested an advance of $10,000.00 to cover such costs and expenses.

WHEREAS, the Holder has agreed to advance the Borrower an additional $10,000.00 to cover such costs and expenses, provided the Borrower issue the Holder a promissory note representing the original $6,860.00 currently owed to the Holder and the additional $10,000.00 to be advanced.

NOW, THEREFORE, in consideration of the $6,860.00 previously advanced, the $10,000.00 to be advanced and the mutual covenants and other agreements contained herein, and for good and valuable consideration, receipt of which is hereby acknowledged, the Borrower hereby issues this convertible promissory note and the Parties hereby agree as follows:

1            Issuance of Note.  Upon the following terms and conditions, the Borrower hereby issues to the Holder, and the Holder hereby accepts from the Borrower, this convertible promissory note (the “Note”) in the aggregate principal amount of Sixteen Thousand Eight Hundred and Sixty Dollars ($16,860), convertible into shares of the Borrower's common stock, par value $0.01 per share (the “Common Stock”), due and payable on or before May 17, 2011 (the “Maturity Date”). Such amount shall represent and settle the $6,860.00 previously advanced and the $10,000 to be advanced to the Holder by the Borrower. The Borrower and the Holder are executing and delivering this Note in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), including Regulation D, and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

2.           Interest.  Beginning on the issuance date of this Note (the “Issuance Date”), the outstanding principal balance of this Note shall bear interest, in arrears, at a rate per annum equal to five percent (5%), of the Note, payable upon the Maturity Date at the option of the Holder in (i) cash, or (ii) in registered shares of Common Stock. If Holder elects to receive interest in Common Stock, the price of the Common Stock shall be determined in accordance with Section 2 herein. Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months and shall accrue commencing on the Issuance Date. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

3.           Conversion of Note.                                           The Holder shall have the right from and after 45 days following the Issuance Date of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, into fully paid and nonassessable shares of the common stock of the Borrower as such stock exists on the date of issuance of this Note, or is hereafter be changed or reclassified, at a “Conversion Price” equal to $0.00001124 per share; provided, however, the Holder shall not be entitled to convert an amount of the Note which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date; provided, however, the Holder may waive the limitations set forth herein with written notice of not less than sixty-one (61) days to the Borrower. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. The Parties have entered into a Security Agreement (a copy of which has been attached hereto as Exhibit A) whereby the Borrower has issued 1,500,000,000 shares of Common Stock to be held by the Holder as security against repayment or conversion of the Note.

4.           Conversion Privileges; Procedure.  The conversion privileges of this Note shall remain in full force and effect from and after 45 days following the Issuance Date of this Note and then at any time until this Note is fully paid Note is paid in full regardless of the occurrence of an Event of Default. In the event the Holder wishes to convert all or a portion of this Note pursuant to its terms, the Holder shall provide the Borrower notice of such conversion (a “Conversion Request”). Upon receipt of a Conversion Request, the Borrower shall have a thirty (30) day period in which they may: (i) convert all or a portion of the Note pursuant to the Conversion Request; or (ii) elect to repay, in cash, the entire balance of the Note, plus any accrued interest and penalties in lieu of conversion. Such right to repay the note or effect a conversion upon receipt of a Conversion Demand shall lie completely and solely with the Borrower; provided, however, in the event no election is made by the Borrower within thirty (30) of a Conversion Request, the Conversion Request shall be effectuated.
The Holder shall have the right from and after 45 days following the Issuance Date of this Note and then at any time until this Note is fully paid
5.           Default.     The occurrence of any one of the following events shall constitute an “Event of Default”:

a.           The non-payment by the Borrower of the required principal and interest payment due upon the Maturity Date;

b.           The Borrower provides notice to the Holder, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock;

c.           The Borrower breaches any material covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of five (5) business days;

d.           The failure of the Borrower to deliver any shares of Common Stock upon conversion demand of the Holder within thirty (30) business days of a Conversion Request;

e.           The commencement by the Borrower of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment or debt, receivership, dissolution, or liquidation law or statute or any jurisdiction, whether now or hereafter in effect; or the adjudication of the Borrower as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Borrower for, acquiescence in, or consent by the Borrower to, the appointment of any receiver or trustee for the Borrower or for all or a substantial part of the property of the Borrower; or the assignment by the Borrower for the benefit of creditors; or the written admission of the Borrower of its inability to pay its debts as they mature; and

f.           The commencement against the Borrower of any proceeding relating to the Borrower under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute or any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Borrower consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Borrower or for all or a substantial part of the property of the Borrower, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Borrower.

6.           Entire Agreement; Amendment.  This Note and the Security Agreement contains the entire understanding and agreement of the Parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Security Agreement, neither the Borrower nor any Holder make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein.  No provision of this Note may be waived or amended other than by a written instrument signed by the Borrower and the Holder. Any amendment or waiver effected in accordance with this Section shall be binding upon the Holder (and their permitted assigns) and the Borrower.

7.           General Indemnity.  The Borrower agrees to indemnify the Holder and hold it harmless against any losses, claims, damages or liabilities incurred by the Holder, in connection with, or relating in any manner, directly or indirectly, to the Holder in connection with the Note. Additionally, the Borrower agrees to reimburse the Holder immediately for any and all expenses, including, without limitation, attorney fees, incurred by the Holder in connection with investigating, preparing to defend or defending, or otherwise being involved in, any lawsuits, claims or other proceedings arising out of or in connection with or relating in any manner, directly or indirectly, from the Note (as defendant, nonparty, or in any other capacity other than as a plaintiff, including, without limitation, as a party in an interpleader action).  The Borrower further agrees that the indemnification and reimbursement commitments set forth in this paragraph shall extend to any controlling person, strategic alliance, partner, member, shareholder, director, officer, employee, agent or subcontractor of the Holder and their heirs, legal representatives, successors and assigns.  The provisions set forth in this Section shall survive any termination of this Note.

8.           Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, by telecopy, e-mail or facsimile transmission at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

9.           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of California without reference to applicable conflict of law principles.  All Parties consent to the exclusive jurisdiction of the state court sitting in North San Diego County, California in any action, suit or other proceeding arising out of or relating to this Note and each Party irrevocably agrees that all claims and demands in respect of any such action, suit or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such action, suit or proceeding brought in any such court or that such court is an inconvenient forum. EACH PARTY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS NOTE IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY HERETO.  Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Note shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

10.           Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. This Note, and all of the terms and conditions described herein, is assignable and may be transferred sold, or pledged, hypothecated or otherwise granted as security freely by the Holder. The Borrower may not assign any of its obligations under this Note without the consent of the Holder.

11.           Counterparts.  This Note may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each Party and delivered to the other Parties hereto, it being understood that all Parties need not sign the same counterpart.

12.           Further Assurances.  From and after the date of this Note, upon the request of the Holder or the Borrower, the Borrower and the Holder shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Note

13.           Conflicts of Interest.  The Parties to this Note acknowledge that there may be a possible inherent conflict of interest considering the fact the Holder is also the Chief Executive Officer and a director of the Borrower. As such, both Parties acknowledge the possibility of a conflict of interest and the Holder has abstained from voting for or approving of the issuance of the Note and related Security Agreement. Such transaction has been approved by a majority of the remaining directors and the Borrower’s President and the possible conflict of interest is hereby waived in full by the Borrower.

14.           Acknowledgments and Assent.  The Parties individually and collectively acknowledge that they have been given adequate time to consider this Note and that they were advised to consult with an independent attorney prior to signing this Note and that they have in fact consulted with counsel of their own choosing prior to executing this Note. The Parties agree that they have read this Note and understand the content herein, and freely and voluntarily assent to all of the terms herein.

***SIGNATURE PAGE FOLLOWS***

SIGNATURE PAGE

IN WITNESS WHEREOF, the Borrower has signed this Note and delivered it as of the date first set forth above.

COCONNECT, INC. A Nevada corporation /s/ Marc S. Applbaum
By: Marc S. Applbaum Its: President

LIST OF EXHIBITS

Exhibit A…………Security Agreement

1           As of the Issuance Date, Mr. Bingham holds the position of Director and Chief Executive Officer of CoConnect, Inc.  Mr. Bingham has been issued this Note in his capacity as Holder and not as a director or officer of CoConnect, Inc.